Exhibit 99.3

RBC BEARINGS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of RBC Bearings Incorporated and its wholly owned subsidiaries (“RBC” or the “Company”) and the Sargent Aerospace & Defense business of Dover Corporation (“Sargent Aerospace & Defense”) after giving effect to RBC’s acquisition of Sargent Aerospace & Defense that was completed on April 24, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to RBC’s acquisition of Sargent Aerospace & Defense based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company has a fiscal year consisting of 52 or 53 weeks, ending on the Saturday closest to March 31 or March 28, 2015 for the current fiscal year. Sargent Aerospace & Defense’s year-end is December 31. As permitted by S-X Article 11, the ending date of the periods included for Sargent Aerospace & Defense can differ from those of the Company by up to 93 days; therefore, the unaudited pro forma condensed combined financial information for Sargent Aerospace & Defense is as of and for the year ended December 31, 2014.

The unaudited pro forma condensed combined balance sheet as of March 28, 2015 is presented as if the acquisition of Sargent Aerospace & Defense had occurred on March 28, 2015. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 28, 2015 is presented as if the acquisition occurred on March 30, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statement of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as RBC finalizes the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost savings synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical consolidated financial statements and the notes thereto of the Company for the fiscal year ended March 28, 2015 and the audited historical combined financial statements of Sargent Aerospace & Defense for the year ended December 31, 2014. Included in this Form 8-K/A are the audited historical combined financial statements and notes thereto of Sargent Aerospace & Defense for the years ended December 31, 2014, 2013 and 2012, and the unaudited combined financial statements and notes thereto for the three months ended March 31, 2015 and 2014.

RBC BEARINGS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 28, 2015

(in thousands)

	Historical	Historical
	RBC Bearings	Sargent Aerospace	Pro Forma		Pro Forma
	Incorporated	&Defense	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$125,455	$-	$(87,371)	a	$38,084
Accounts receivable, net	76,651	26,012	(1,154)	b	101,509
Inventory, net	206,158	41,242	5,170	b	252,570
Deferred income taxes	12,492	2,796	(1,379)	e	13,909
Prepaid expenses and other current assets	4,628	1,868	1,219	b	7,715
Total current assets	425,384	71,918	(83,515)		413,787
Property, plant and equipment, net	141,649	26,645	15,054	b	183,348
Goodwill	43,439	94,986	114,951	c, d	253,376
Intangible assets, net	12,028	9,823	187,677	c, d	209,528
Other assets	9,573	1,093	6,029	e, f	16,695
Total assets	$632,073	$204,465	$240,196		$1,076,734

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$23,459	$15,073	$-		$38,532
Accrued expenses and other current liabilities	17,326	6,736	(78)	b	23,984
Current portion of long-term debt	1,233	-	7,500	f	8,733
Total current liabilities	42,018	21,809	7,422		71,249
Long-term debt, less current portion	7,965	75,646	341,854	f, g	425,465
Deferred income taxes	10,126	17,459	(16,315)	h	11,270
Other non-current liabilities	22,531	225	-		22,756
Total liabilities	82,640	115,139	332,961		530,740
RBC Bearing Incorporated Stockholders' Equity:
Preferred stock	-	-	-		-
Common stock	238	-	-		238
Additional paid-in capital	262,091	-	-		262,091
Accumulated other comprehensive income	(7,770)	(2,909)	2,909	i	(7,770)
Retained earnings	314,176	92,235	(95,674)	j	310,737
Treasury stock	(19,302)	-	-		(19,302)
Total RBC Bearings Incorporated stockholders' equity	549,433	89,326	(92,765)		545,994
Total liabilities and stockholders' equity	$632,073	$204,465	$240,196		$1,076,734

See notes to unaudited pro forma condensed combined financial information

RBC BEARINGS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED MARCH 28, 2015

(in thousands, except per share data)

	Historical	Historical
	RBC Bearings	Sargent Aerospace	Pro Forma		Pro Forma
	Incorporated	&Defense	Adjustments		Combined
Net sales	$445,278	$195,091			$640,369
Cost of sales	275,138	138,959	$ (500)	k	413,597
Gross margin	170,140	56,132	500		226,772
Operating expenses:
Selling, general and administrative	75,908	28,039	(100)	l	103,847
Other, net	5,802	1,625	6,583	m	14,010
Total operating expenses	81,710	29,664	6,483		117,857
Operating income	88,430	26,468	(5,983)		108,915
Interest expense, net	1,055	2,460	6,965	n	10,480
Other non-operating expense (income)	2,820	(262)			2,558
Income before income taxes	84,555	24,270	(12,948)		95,877
Provision for income taxes	26,307	7,695	(4,467)	o	29,535
Net income	$58,248	$16,575	$(8,481)		$66,342
Net income per common share:
Basic	$2.52				$2.88
Diluted	$2.49				$2.84
Weigthed average common shares:
Basic	23,073,940				23,073,940
Diluted	23,385,061				23,385,061
Dividends per Share	$2.00				$2.00

See notes to unaudited pro forma condensed combined financial information

RBC BEARINGS INCORPORATED

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(dollars in thousands, except share and per share amounts)

1.	BASIS OF PRO FORMA PRESENTATION

On April 24, 2015, RBC acquired the Sargent Aerospace & Defense business of Dover Corporation for a total purchase price of $500,000 (the “Acquisition”).

The unaudited pro forma condensed combined balance sheet as of March 28, 2015 combined RBC’s historical condensed consolidated balance sheet with the historical condensed combined balance sheet of Sargent Aerospace & Defense and has been prepared as if the Company’s acquisition of Sargent Aerospace & Defense had occurred on March 28, 2015. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 28, 2015 combined RBC’s historical condensed consolidated statement of operations with Sargent Aerospace & Defense’s historical condensed combined statement of operations and has been prepared as if the acquisition had occurred on March 30, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statement of income, expected to have a continuing impact on the combined results.

The Company has a fiscal year consisting of 52 or 53 weeks, ending on the Saturday closest to March 31 or March 28, 2015 for the current fiscal year. Sargent Aerospace & Defense’s year-end is December 31. As permitted by S-X Article 11, the ending date of the periods included for Sargent Aerospace & Defense can differ from those of the Company by up to 93 days; therefore, the unaudited pro forma condensed combined financial information for Sargent Aerospace & Defense is as of and for the year ended December 31, 2014.

RBC has accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, the Company uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on RBC management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Dover Corporation for Sargent Aerospace & Defense based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the audited pro forma condensed combined financial information after final valuation procedures are performed and the amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent that the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

The following reclassification has been made to the presentation of Sargent Aerospace & Defense’s historical financial statements in order to conform to RBC’s presentation:

•	Sargent Aerospace & Defense’s annual amortization of intangible assets aggregating $1,625 was reclassified from “costs of goods and services” ($225) and “selling and administrative expense” ($1,400) to “other income, net.”

2.	PRELIMINARY PURCHASE CONSIDERATION AND RELATED ALLOCATION

A summary of the sources and uses of proceeds for the Acquisition is as follows:

Sources of Funds:
Proceeds from new term loan facility	$200,000
Proceeds from new revolving credit facility	225,000
Cash and cash equivalents	87,371
Total sources of funds	$512,371
Uses of Funds:
Acquisition of Sargent Aerospace & Defense	$500,000
Debt issuance costs	7,122
Transaction costs	5,249
Total uses of funds	$512,371

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date and the related estimated useful lives of the amortizable intangible assets acquired:

Accounts receivable, net	$24,858
Prepaid and other current assets	3,087
Inventory	46,412
Property, plant and equipment	41,699
Finite-lived intangible assets:
Customer relationships	93,200
Product approvals	50,500
Trademarks and tradenames	18,000
Domain name	4,600
Repair station certifications	31,200
Goodwill	209,937
Accounts payable and other accrued expenses	(21,956)
Deferred tax liability associated with purchase accounting adjustments	(1,537)
Total	$500,000

The Company believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth and from potential monetization opportunities. Goodwill is not expected to be deductible for tax purposes. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

3.	PRO FORMA ADUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a)	To record the adjustments related to cash consideration paid is as follows:

Cash and cash equivalents for acquisition	$75,000
Adjustment for cash payment of debt issuance costs subsequent to March 28, 2015	7,122
Adjustment for cash payment of non-recurring, direct, incremental transaction costs subsequent to March 28, 2015	5,249
$87,371

b)	To record preliminary fair value adjustments to acquired inventory; property, plant and equipment, net; and other in connection with the Sargent Aerospace & Defense acquisition:

	Preliminary fair values	Adjustment	Preliminary estimated useful life
Property, plant and equipment:
Land	$2,594
Land improvements	465		20 years
Buildings	8,393		30 years
Leasehold improvements	779		4 years
Machinery & equipment	22,463		10 years
Transportation equipment	86		5 years
Furniture & fixtures	882		10 years
Office & computer equipment	1,534		5 years
Computer software	1,494		5 years
Construction in progress	3,009
	$41,699	$15,054

Inventory	$46,412	$5,170

Other fair value adjustments:
Accounts receivable, net		$(1,154)
Prepaid expenses and other current assets		$1,219
Accrued expenses and other current liabilities		$(78)

Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Operations. However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the acquisition during which the related inventories are sold. The estimated expense is approximately $5,170 (approximately $3,386 net of tax).

c)	To record preliminary fair values of the intangible assets in connection with the Sargent Aerospace & Defense acquisition and associated amortization expense:

	Preliminary fair values	Preliminary estimated useful life	Annual amortization based upon preliminary fair values
Customer relationships	$93,200	25 years	$3,728
Product approvals	50,500	25 years	2,020
Trademarks and tradename	18,000	10 years	1,800
Domain name	4,600	7 years	660
Repair station certifications	31,200	Indefinite
Goodwill	209,937	Indefinite
	$407,437		$8,208

d)	To eliminate the carrying values of Sargent Aerospace & Defense’s historical intangible assets at December 31, 2014 and associated amortization expense for the year ended December 31, 2014:

	Balance at December 31, 2014	Annual amortization
Intangible assets, net of accumulated amortization	$9,823	$1,625
Goodwill	94,986
	$104,809	$1,625

e)	Income tax related impacts incurred by the Company:

March 28, 2015
Income tax effect on payment of acquisition costs directly related to the acquisition	$1,810
Elimination of Sargent Aerospace & Defense’s historical deferred income taxes (included in “deferred income taxes”)	(2,796)
Deferred tax liability on inventory step-up adjustment	(393)
Subtotal	$(1,379)
Elimination of Sargent Aerospace & Defense’s historical deferred income taxes (included in “other assets”)	(1,093)
$(2,472)

f)	In connection with the Sargent Aerospace & Defense acquisition, the Company entered into a Credit Agreement (the “Credit Agreement”) and related Guarantee, Pledge Agreement and Security Agreement with Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer and the other lenders party thereto and terminated the JP Morgan Credit Agreement. The Credit Agreement provides the Company, with (i) a $200,000 term loan facility (the “Term Loan Facility”) and (ii) a $350,000 revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Facilities”).

Amounts outstanding under the Facilities generally bear interest at (a) a base rate determined by reference to the higher of (1) Wells Fargo’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1% and (3) the one-month LIBOR rate plus 1% or (b) LIBOR rate plus a specified margin, depending on the type of borrowing being made. The applicable margin is based on the Company’s consolidated ratio of total net debt to consolidated EBITDA from time to time. Currently, the Company’s margin is 0.50% for base rate loans and 1.50% for LIBOR rate loans.

Proceeds from the Term Loan Facility	$200,000
Proceeds from Revolving Credit Facility	225,000
425,000
Less: current portion of long-term debt	7,500
$417,500
Borrowing costs incurred by the Company in connection with the Facilities	$7,122

Annual interest expense on the Facilities	$8,000
Annual amortization of capitalized borrowing costs incurred by the Company in connection with the Facilities	1,425
$9,425

g)	To eliminate Sargent Aerospace & Defense historical intercompany debt of $75,646 and associated interest expense of $2,460 for the year ended December 31, 2014.

h)	Reflects the following:

March 28, 2015
Deferred tax liability associated with purchase accounting adjustments	$1,144
Elimination of Sargent Aerospace & Defense’s historical deferred income taxes	(17,459)
$(16,315)

i)	Elimination of Sargent Aerospace & Defense’s historical accumulated other comprehensive loss.

j)	Reflects the following:

March 28, 2015
Elimination of Sargent Aerospace & Defense’s historical retained earnings	$(92,235)
Costs directly related to the acquisition, net of tax, which will be expensed as incurred and are assumed to be incurred on the date of the acquisition	(3,439)
$(95,674)

k)	Reflects the following adjustments to cost of sales:

For the year ended March 28, 2015
Adjustment to Sargent Aerospace & Defense’s historical depreciation expense included in cost of sales based on the assigned fair value and estimated useful lives of net property, plant and equipment	$(500)

l)	Reflects the following adjustments to selling, general and administrative:

For the year ended March 28, 2015
Adjustment to Sargent Aerospace & Defense’s historical depreciation expense included in selling, general and administrative based on the assigned fair value and estimated useful lives of net property, plant and equipment	$(100)

m)	Reflects the following adjustments to other, net:

For the year ended March 28, 2015
Adjustment to Sargent Aerospace and Defense's historical amortization of intangible assets based on the assigned fair value and estimated useful lives of such assets	$6,583

n)	Reflects the following adjustments to interest expense, net:

For the year ended March 28, 2015
Annual interest expense on the Facilities	$8,000
Amortization of capitalized borrowing costs incurred by RBC in connection with the Facilities	1,425
Elimination of Sargent Aerospace and Defense’s historical interest expense on intercompany debt	(2,460)
$6,965

o)	To record the pro forma adjustments to reflect benefits from income tax at the weighted-average estimated statutory income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded as follows:

For the year ended March 28, 2015
Total pro forma adjustments recorded to decrease income before provision for income taxes in the unaudited pro forma condensed combined statement of income	$(12,948)
Estimated effective tax rate applicable to pro forma adjustments	34.5%
Pro forma adjustment to reflect benefits from income taxes	$(4,467)